Exhibit 10.1

Exchange Agreement

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of May 12, 2025 (the “Effective Date”), by and among Imunon, Inc., a Delaware corporation (the “Company”), and each Holder identified on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, prior to the execution of this Agreement, the Company entered into that certain Securities Purchase Agreement, dated as of July 30, 2024 (the “Purchase Agreement”), by and between the Company and the purchasers signatory thereto, including the Holders (the “Purchasers”), pursuant to which the Purchasers purchased, and the Company issued and sold an aggregate of, (i) 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) warrants to purchase up to 5,000,000 shares of Common Stock in the form attached to the Purchase Agreement as Exhibit C (the “Warrants”);

WHEREAS, each Holder desires to exchange its Warrants for shares of the Company’s Common Stock (the “Exchange Shares”), and the Company desires to issue the Exchange Shares in exchange for the Warrants, on a one-for-one basis, with the number of Exchange Shares issued not to exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date of this Agreement, all in the amounts set forth on the Holder signature pages hereto, provided, that if such amounts exceed the limitation set forth above, the Exchange Shares shall be allocated pro rata among the Holders, and on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Holders hereby agree as follows:

1.	Definitions. The following terms have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

2. Exchange and Waiver. Subject to and upon the terms and conditions set forth in this Agreement, each Holder hereby agrees that the Warrants listed below such Holder’s name on the Holder signature pages hereto are deemed surrendered and, in exchange therefore, the Company shall issue to such Holder the Exchange Shares, in such amounts and to such Holders as set forth on the respective Holder signature pages hereto (each, an “Exchange”).

2.1. Closing. On the Trading Day immediately following the date hereof (the “Closing Date”), the Company will issue and deliver (or cause to be issued and delivered) the applicable number of Exchange Shares to each applicable Holder, or in the name of a custodian or nominee of such Holder, or as otherwise requested by such Holder in writing, by book entry to the account or accounts specified by the Holder at the Company’s transfer agent, and such Holder will be deemed to have surrendered to the Company the applicable Warrants set forth on the Holder signature pages hereto (such terms, the “Closing”). Notwithstanding anything to the contrary herein, in no event shall any Holder’s voting rights in the Company or ownership of the Company’s issued and outstanding share capital exceed 4.99% of the number of Ordinary Shares issued and outstanding immediately after giving effect to the issuance of the Exchange Shares on the Closing Date.

2.2. Exchange Shares Delivery. At the Closing, the Company shall deliver the Exchange Shares applicable to each Holder, by instructing the Company’s Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”), a number of Exchange Shares equal to the number of Exchange Shares set forth in each of the Holder’s signature pages hereto, to the accounts directed by each such Holder.

2.3. Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Holders set forth in Sections 3 and 4 of this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act, on which basis the Exchange Shares shall be issued to the Holders free of all restrictive legends.

3. Representations and Warranties of the Company. The Company, represents and warrants to each Holder that:

3.1. Issuance of the Exchange Shares. The Exchange Shares have been duly authorized and validly issued in accordance with the terms of this Agreement, will be fully paid and nonassessable. The Exchange Shares are free and clear of all liens imposed by the Company, other than restrictions set forth in this Agreement and applicable law.

3.2. Private Placement. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the issuance of the Exchange Shares by the Company to the Holders as contemplated hereby.

3.3. No Integrated Offering. Assuming the accuracy of the Holders’ representations and warranties set forth in this Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2

3.4. No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or issued any of the Exchange Shares by any form of general solicitation or general advertising. The Company has offered the Exchange Shares only to the Holders and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.5. Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Holders are acting solely in the capacity of an arm’s length party with respect to this Agreement and the transactions contemplated thereby. The Company further acknowledges that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated thereby and any advice given by any Holder or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated thereby is merely incidental to the Holders’ agreement to participate in the Exchange. The Company further represents to the Holders that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.6. Non-Shell Representation. The Company hereby represents that it is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act.

3.7. Resale; Restrictive Legends. The Exchange Shares shall be issued free of all restrictive legends and shall be freely tradeable. Other than pursuant to the terms of this Agreement, the Company shall not undertake any actions to prohibit or restrict the resale by the Holders of any Exchange Shares issued hereunder following the period contained in Section 7 herein.

4. Representations and Warranties of the Holders. Each Holder represents and warrants to the Company, with respect to itself only, that:

4.1. No Public Sale or Distribution. Such Holder is acquiring the Exchange Shares in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Such Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the Warrants or the Exchange Shares.

4.2. Accredited Investor and Affiliate Status. At the time such Holder was offered the Exchange Shares, it was, as of the date hereof, it is, and it will be, an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Such Holder is not, and has not been, for a period of at least three (3) months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) or (c) a “beneficial owner” of more than 10% of the Company’s common stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3

4.3. Reliance on Exemptions. Such Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to complete the Exchange and to acquire its applicable portion of the Exchange Shares. Neither the Holder, nor any agents, will receive any cash from the Company in connection with the Exchange.

4.4. Exchanged Warrants. Such Holder understands and acknowledges that not all of the Warrants purchased pursuant to the Purchase Agreement will be exchanged for Exchange Shares pursuant to this Agreement, and that certain Warrants will remain outstanding following completion of the Exchange.

5. Waiver; Acknowledgment. Subject to Section 6.2 herein, the Holder hereby grants to the Company a one-time waiver from (a) compliance with the provisions of Section 4.12(b) of the Purchase Agreement with respect to any Company Variable Rate Transaction (as defined in the Purchase Agreement) for a period of forty-five (45) days from the date of this Agreement, and (b) any other applicable provisions of the Purchase Agreement that would restrict or prohibit the Exchange or any offering by the Company in the next six (6) months in which any of the Holders may participate. The foregoing waiver shall be limited precisely as written to permit the Company to conduct a Variable Rate Transaction without complying with the provisions of Section 4.12(b) of the Purchase Agreement and nothing herein shall be deemed a continuing waiver of Section 4.12(b) of the Purchase Agreement. The Holder also agrees that the issuance by the Company of any common stock purchase warrants including an “alternative cashless exercise” feature shall not constitute a Fundamental Transaction (as defined in the Warrants). For the avoidance of doubt, nothing in the foregoing shall constitute a waiver of any provisions included in Section 3(e) of the Warrants.

6. Subsequent Equity Sales.

6.1. From the date hereof until five (5) days after the Closing Date, neither the Company nor any Subsidiary (as defined in the Purchase Agreement) shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or (ii) file any registration statement or amendment or supplement thereto, other than an amendment to the Company’s Registration Statement on Form S-1 (File No. 333-286403) or filing a registration statement on Form S-8 in connection with any employee benefit plan.

6.2. From the date hereof until five (5) days after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

7. Standstill. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Holder agrees with the Company that, during the period beginning on the date hereof until the opening of trading on the Trading Market on May 14, 2025 (the “Lock-Up Period”), the undersigned Holder will not, and will not cause or direct any of its affiliates to, without the prior written consent of the Company, directly or indirectly, offer, sell, assign, transfer, contract to sell or otherwise dispose of, or announce the intention to otherwise dispose of, any Exchange Shares.

8. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holders each hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holders each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDERS EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

4

9. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

10. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

11. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

12. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holders, the Company, its affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holders make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by each of the Company and the Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

13. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchange Shares. The Holder may assign some or all of their rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

14. Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 3 and 4, respectively, will survive the closing of the transactions contemplated by this Agreement.

15. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16. Securities Laws Disclosure; Publicity. The Company shall by 10:00 P.M. (New York City time) on May 12, 2025, file a Current Report on Form 8-K, including this Agreement as an exhibit thereto with the Commission. From and after the filing of such Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to any of the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Holder, except (a) as required by federal securities law in connection with the filing of this Agreement with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted under this clause (b).

[Signature pages follow]

5

[IMNN Exchange Agreement – Company Signature Page]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

IMUNON, INC.	Address for Notice:

By:	Email:
Name:
Title:

6

[IMNN Exchange Agreement – Holder Signature Page]

Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:
Address for Notice to Holder:
Address for Delivery of Exchange Shares to Holder (if not same as address for notice):
Number of Shares subject to Warrants:
Number of Exchange Shares:

7